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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-31699; 333-60099; 333-82260; 333-137025; and 333-178971 on Forms S-8; and in Registration No. 333-174449 on Form S-3 of our reports dated March 16, 2012, relating to the consolidated financial statements of Coldwater Creek Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Coldwater Creek Inc. for the year ended January 28, 2012.

/s/ Deloitte & Touche

Boise, Idaho
March 16, 2012

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  Exhibit 23